EXHIBIT INDEX

Exhibit (i):   Opinion and consent of counsel

Exhibit (j):   Independent auditors' consent

Exhibit (n):   Financial Data Schedules

Exhibit (p)(5):Officer Power of Attorney to sign Amendments to this Registration dated November 24, 1998